Mesa Wood No. 1

                        ASSIGNMENT OF OIL AND GAS LEASE
                        -------------------------------


STATE OF TEXAS
                              KNOW ALL MEN BY THESE PRESENTS
COUNTY OF HOOD


THAT, subject to the terms, reservations and conditions hereinafter set forth, International Oil & Gas inc. whose address is 16633 North Dallas Parkway, Suite 600 Addison, Texas 75001 (hereinafter referred to as 'Assignor"), for and in consideration of the sum of Seven Thousand and 500 Dollars ($7,500.00) and other good and valuable consideration., the receipt and sufficiency of which are hereby acknowledged, does hereby GRANT, BARGAIN, SELL, CONVEY and ASSIGN unto GoEnergy, Inc., whose address is Suite 2300, 1066 West Hasting Street, Vancouver, B.C. (hereinafter referred to as "Assignee"), an undivided 1% working interest, and corresponding 0.78% net revenue interest, in the oil and gas lease described in Exhibit 'A" attached hereto and incorporated herein for all purposes (hereinafter referred to as the "Lease"). INSOFAR AND ONLY INSOFAR as the Lease covers and affects the lands described in Exhibit "A" hereto (hereinafter referred to as the "Land").

This Assignment of Oil and Gas Lease is made subject to all of the terms, covenants, conditions and provisions of any instruments of record, including the Lease assigned hereunder, any assignment and subleases by which Assignor, or its predecessors to title, acquired the Lease and the Land, any assignments of overriding royalty or other burdens on production made by Assignor or its predecessors in title (all of which are reflected in the interest granted above), and all operating agreements, letter agreements, gas purchase contracts or other contracts relating to the Lease and the land heretofore entered into by Assignor or its predecessors in title, covering and affecting said Lease and/or Land, and Assignee shall comply with same and be bound by same to the extent of the interest assigned herein. This Assignment is made without warranty of title, either express or implied.

Assignee hereby agrees to comply with all Texas Railroad Commission rules and regulations relating to plugging, abandonment, removal, disposal and restoration obligations, and assume Assignees working interest share of all such costs.

This Assignment of Oil and Gas Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.



                              ASSIGNOR:

                                         INTERNATIONAL OIL & GAS, INC.

                                         -----------------------------------
                                         Frederick F. Hoelke, Corporate Sec.


                              ASSIGNEE:

                                         GOENERGY, INC.

                                         -----------------------------------
                                         Strato Malamas, President

                                 EXHIBIT "A"
                                    TO
                      ASSIGNMENT OF OIL AND GAS LEASE
                         DATED MARCH  ----- 2002
                FROM INTERNATIONAL OIL & GAS, INC., AS ASSIGNOR
                      TO GOENERGY, INC., AS ASSIGNEE


                                 The Lease
                                 ---------


Oil Gas and Mineral  Lease  dated  February 26, 2000  from Ronnie Wood,  et al, as Lessor, to Jerry L. Niuman, Trustee as Lessee, covering 437.4 acres, more or less, out of the T. A. Wood Survey, A-611; John Howard Survey, A-22 8;
W. Hunter Survey, A-226; and J. W. Peacock Survey, A-698., Hood County, Texas, recorded in Volume 1700, Page 868, Official Public Records, flood County, Texas, INSOFAR AND ONLY INSOFAR as the Lease covers forty (40) acres in the form of a square with the Wood Reef No. 2 Well a/k/a Mesa Wood No.1 Well (API #42-221-30971) centered therein and the north line of said forty (40) acre square shall be parallel with the north line of the T. A. Wood Survey, A-6 11, Hood County, Texas.